Hale and Dorr LLP
                               Counsellors at Law

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                                                                           DRAFT


                                            ___________, 1998



Board of Trustees
Pioneer Intermediate Tax-Free Fund
60 State Street
Boston, Massachusetts  02109

Board of Trustees
Pioneer Tax-Free Income Fund
60 State Street
Boston, Massachusetts  02109

Dear Members of the Boards of Trustees:

         You have requested our opinion regarding certain federal income tax consequences described below of the acquisition by Pioneer Tax-Free Income Fund ("Acquiring Fund"), a business trust organized under the laws of the State of Delaware, of all of the assets of Pioneer Intermediate Tax-Free Fund ("Acquired Fund"), a business trust organized under the laws of The Commonwealth of Massachusetts, in exchange solely for (i) the assumption by Acquiring Fund of all of the liabilities of Acquired Fund and (ii) the issuance of Class A, Class B and Class C voting shares of beneficial interest of Acquiring Fund (the "Acquiring Fund Shares") to Acquired Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of the Acquiring Fund Shares to the shareholders of Acquired Fund and the termination of Acquired Fund (the foregoing together constituting the "reorganization" or the "transaction").

         In rendering this opinion, we have examined and relied upon the facts stated and representations made in (i) the prospectus for Acquiring Fund, dated April 30, 1998, as supplemented on October 19, 1998, November 20, 1998, and December 28, 1998, (ii) the statement of additional information for Acquiring Fund, dated April 30, 1998, as supplemented on October 30, 1998, (iii) the prospectus for Acquired Fund, dated April 30, 1998, as supplemented on October 19, 1998 and November 20, 1998, (iv) the statement of additional information for Acquired Fund, dated April 30, 1998,



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


Boards of Trustees
Pioneer Intermediate Tax-Free Fund
Pioneer Tax-Free Income Fund
________________, 1998
Page 2


as supplemented on October 30, 1998, (v) the Notice of Meeting of Shareholders Scheduled for March , 1999 and the accompanying proxy statement and prospectus relating to the transaction dated January , 1999 (the "Proxy Statement"), (vi) the Agreement and Plan of Reorganization, made as of _______________, 1999, between Acquiring Fund and Acquired Fund (the "Agreement"), (vii) the representation letters on behalf of Acquiring Fund and Acquired Fund referred to below and (viii) such other documents as we deemed appropriate.

         In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have assumed that all parties to the Agreement have acted and will act in accordance with the terms of the Agreement and all other documents relating to the transaction and that the transaction will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that all representations contained in the Agreement, as well as those representations contained in the representation letters referred to below are, on the date hereof, true and complete in all material respects, and that any representation made in any of the documents referred to herein "to the best of the knowledge and belief" (or similar qualification) of any person or party is correct without such qualification. We have not attempted to verify independently such representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

         The conclusions expressed herein represent our judgment regarding the proper treatment of certain aspects of the transaction affecting Acquiring Fund, Acquired Fund and the shareholders of Acquired Fund on the basis of our analysis of the Internal Revenue Code of 1986, as amended (the "Code"), case law, Treasury regulations and the rulings and other pronouncements of the Internal Revenue Service (the "Service") which exist at the time this opinion is rendered. Such authorities are subject to prospective or retroactive change, and we do not undertake any responsibility to advise you of any such change. Our opinion represents our best judgment regarding how a court would decide if presented with the issues addressed herein and is not binding upon the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance on such opinion will not be challenged by the Service and does not constitute any representation or warranty that such position, if so challenged, will not be rejected by a court.

         This opinion addresses only the specific United States federal income tax consequences of the transaction set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, or other tax consequences that may result from the transaction or any other transaction.

Boards of Trustees
Pioneer Intermediate Tax-Free Fund
Pioneer Tax-Free Income Fund
________________, 1998
Page 3


                                      FACTS

         We understand that the facts relating to the transaction are as described hereinafter.

         Acquiring Fund is a business trust established as a Nebraska corporation in 1968 (referred to herein as Acquiring Fund's predecessor) and reorganized as a business trust under the laws of the State of Delaware in a transaction qualifying as a reorganization under Section 368(a)(1)(F) of the Code on June 30, 1994. Acquiring Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Acquiring Fund and its predecessor have been operating as an investment company since the inception of business in 1968.

         The investment objective of Acquiring Fund is to seek as high a level of income exempt from regular federal income tax as possible, consistent with preservation of capital. Acquiring Fund seeks to achieve this objective by investing in a diversified portfolio of obligations issued by or on behalf of states, counties and municipalities of the United States ("U.S.") and their authorities and political subdivisions, the interest on which is excluded from gross income for federal income tax purposes.

         Acquired Fund is a business trust established under the laws of The Commonwealth of Massachusetts in 1986 and is registered as an open-end investment company under the 1940 Act. Acquired Fund has been operating as an investment company since the inception of business in 1986.

         The investment objective of Acquired Fund is to provide as high a level of current income exempt from federal income taxes from a high-quality portfolio of municipal bonds as is consistent with prudent investment risk. Acquired Fund seeks to achieve this objective by investing, under normal conditions, at least 80% of its portfolio in bonds, notes and other debt instruments issued by or on behalf of states, territories and possessions of the U.S. and the District of Columbia and their political subdivisions, agencies or instrumentalities, the interest on which is exempt from federal income tax.

         The steps comprising the reorganization, as set forth in the Agreement, are as follows:

         (i) Acquired Fund will transfer to Acquiring Fund all of its assets (consisting, without limitation, of portfolio securities and instruments, dividend and interest receivables, cash and other assets). In exchange for the assets transferred to

Boards of Trustees
Pioneer Intermediate Tax-Free Fund
Pioneer Tax-Free Income Fund
________________, 1998
Page 4


it, Acquiring Fund will (A) assume all of the liabilities of Acquired Fund (comprising all of its known and unknown liabilities and referred to hereinafter as the "Acquired Fund Liabilities") and (B) issue Acquiring Fund Shares to Acquired Fund that have an aggregate net asset value equal to the value of the assets transferred to Acquiring Fund by Acquired Fund, less the Acquired Fund Liabilities assumed by Acquiring Fund.

         (ii) Promptly after the transfer of its assets to Acquiring Fund, Acquired Fund will distribute in liquidation the Acquiring Fund Shares it receives in the exchange to Acquired Fund shareholders PRO RATA in exchange for their surrender of their shares of beneficial interest of Acquired Fund ("Acquired Fund Shares"). In these exchanges, holders of Acquired Fund Shares designated as Class A ("Class A Acquired Fund Shares") will receive Acquiring Fund Shares designated as Class A ("Class A Acquiring Fund Shares"), holders of Acquired Fund Shares designated as Class B ("Class B Acquired Fund Shares") will receive Acquiring Fund Shares designated as Class B ("Class B Acquiring Fund Shares"), and holders of Acquired Fund Shares designated as Class C ("Class C Acquired Fund Shares") will receive Acquiring Fund Shares designated as Class C ("Class C Acquiring Fund Shares").

         (iii) After such exchanges, liquidation and distribution, the existence of Acquired Fund will be promptly terminated in accordance with Massachusetts law.

         The Agreement and the transactions contemplated thereby were approved by the Board of Trustees of Acquiring Fund at a meeting of the Board of Trustees held on December 1, 1998. Acquiring Fund shareholders are not required and were not asked to approve the transaction. The Agreement and the transactions contemplated thereby were approved by the Board of Trustees of Acquired Fund at a meeting held on December 1, 1998, subject to the approval of Acquired Fund shareholders. Acquired Fund shareholders approved the transaction at a meeting held on _______________, 1999.

         Massachusetts law does not provide dissenters' rights for Acquired Fund shareholders in the transaction. Additionally, it is the position of the Division of Investment Management of the Securities and Exchange Commission that appraisal rights, in contexts such as the reorganization, are inconsistent with Rule 22c-1 under the 1940 Act and are therefore preempted and invalidated by such rule. Consequently, Acquired Fund shareholders will not have dissenters' or appraisal rights in the transaction.

         Our opinions set forth below are subject to the following factual assumptions being true and correct (including statements relating to future actions and facts represented to be to the best knowledge of management, whether or not known).

Boards of Trustees
Pioneer Intermediate Tax-Free Fund
Pioneer Tax-Free Income Fund
________________, 1998
Page 5


Authorized representatives of Acquiring Fund and Acquired Fund have represented to us by letters of even date herewith that the following assumptions are true and correct:

         (a) Neither Acquiring Fund nor any person treated as related to Acquiring Fund under Treasury Regulation Section 1.368-1(e)(3) has any plan or intention to redeem or otherwise reacquire any of the Acquiring Fund Shares received by shareholders of Acquired Fund in the transaction except in the ordinary course of Acquiring Fund's business in connection with its legal obligation under Section 22(e) of the 1940 Act as a registered open-end investment company to redeem its own shares (which obligation is not in connection with, modified in connection with, or in any way related to the transaction).

         (b) After the transaction, Acquiring Fund will continue the historic business of Acquired Fund and will use all of the assets acquired from Acquired Fund, which are Acquired Fund's historic business assets, I.E., assets not acquired as part of or in contemplation of the transaction, in the ordinary course of a business.

         (c) Acquiring Fund has no plan or intention to sell or otherwise dispose of any assets of Acquired Fund acquired in the transaction, except for dispositions made in the ordinary course of its business (I.E., dispositions resulting from investment decisions made after the reorganization on the basis of investment considerations independent of the reorganization) or to maintain its qualification as a regulated investment company under Subchapter M of the Code.

         (d) The shareholders of Acquiring Fund and the shareholders of Acquired Fund will bear their respective expenses, if any, in connection with the transaction.

         (e) Acquiring Fund and Acquired Fund will each bear its own expenses incurred in connection with the transaction. Any liabilities of Acquired Fund attributable to such expenses that remain unpaid on the closing date of the transaction and are assumed by Acquiring Fund in the transaction are attributable to Acquired Fund's expenses that are solely and directly related to the transaction in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

         (f) There is no indebtedness between Acquiring Fund and Acquired Fund.

         (g) Acquired Fund has elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified as a regulated investment company for each taxable year since inception, and qualifies as such for its taxable year ending on the date of the transaction.

Boards of Trustees
Pioneer Intermediate Tax-Free Fund
Pioneer Tax-Free Income Fund
________________, 1998
Page 6


         (h) Acquiring Fund's predecessor elected to be treated as a regulated investment company under Subchapter M of the Code. Acquired Fund and its predecessor have qualified as a regulated investment company for each taxable year since inception, and Acquiring Fund qualifies as such as of the date of the transaction.

         (i) Neither Acquiring Fund nor Acquired Fund is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (j) Acquiring Fund does not own and has never owned, directly or indirectly, any shares of Acquired Fund.

         (k) Acquiring Fund will not pay cash in lieu of fractional shares in connection with the transaction.

         (l) As of the date of the transaction, the fair market value of the Acquiring Fund Shares issued to Acquired Fund in exchange for the assets of Acquired Fund is approximately equal to the fair market value of the assets of Acquired Fund received by Acquiring Fund, minus the Acquired Fund Liabilities assumed by Acquiring Fund. Acquiring Fund will not furnish any consideration in connection with the acquisition of Acquired Fund's assets other than the assumption of these Acquired Fund Liabilities and the issuance of these Acquiring Fund Shares.

         (m) Acquired Fund shareholders will not be in control (within the meaning of Sections 368(a)(2)(H)(i) and 304(c) of the Code, which provide that control means the ownership of shares possessing at least 50% of the total combined voting power of all classes of shares that are entitled to vote or at least 50% of the total value of shares of all classes) of Acquiring Fund after the transaction.

         (n) The principal business purposes of the transaction are to combine the assets of Acquiring Fund and Acquired Fund in order to benefit from lower expenses, including expense reductions due to economies of scale relating to the costs of accounting, legal, transfer agency, insurance, custodial, and administrative services, to eliminate the difficulty experienced by Acquired Fund in attracting assets that results from competition with Acquiring Fund, to benefit from Acquiring Fund's broader investment policy with respect to permitted maturities and anticipated better performance, and to increase diversification.

         (o) As of the date of the transaction, the fair market value of the Class A Acquiring Fund Shares received by each shareholder that holds Class A Acquired Fund Shares is approximately equal to the fair market value of the Class A Acquired

Boards of Trustees
Pioneer Intermediate Tax-Free Fund
Pioneer Tax-Free Income Fund
________________, 1998
Page 7


Fund Shares surrendered by such shareholder, the fair market value of the Class B Acquiring Fund Shares received by each shareholder that holds Class B Acquired Fund Shares is approximately equal to the fair market value of the Class B Acquired Fund Shares surrendered by such shareholder, and the fair market value of the Class C Acquiring Fund Shares received by each shareholder that holds Class C Acquired Fund Shares is approximately equal to the fair market value of the Class C Acquired Fund Shares surrendered by such shareholder. No property other than Acquiring Fund Shares will be distributed to shareholders of Acquired Fund in exchange for their Acquired Fund Shares, nor will any such shareholder receive cash or other property as part of the transaction.

         (p) There is no plan or intention on the part of any shareholder of Acquired Fund that owns beneficially 5% or more of the Acquired Fund Shares and, to the best knowledge of management of Acquired Fund, there is no plan or intention on the part of the remaining shareholders of Acquired Fund, in connection with the transaction, to engage in any transaction with Acquired Fund, Acquiring Fund, or any person treated as related to Acquired Fund or Acquiring Fund under the standards made applicable by Treasury Regulation
Section 1.368-1(e)(1)(i) involving the sale, redemption, exchange, transfer, pledge, or other disposition resulting in a direct or indirect transfer of the risks of ownership (a "Sale") of any of the Acquired Fund Shares or any of the Acquiring Fund Shares to be received in the transaction that, considering all Sales, would reduce the aggregate ownership of the Acquiring Fund Shares by former Acquired Fund shareholders to a number of shares having a value, as of the date of the transaction, of less than fifty percent (50%) of the value of all of the formerly outstanding Acquired Fund Shares as of the same date. All Sales involving shares of Acquired Fund and Acquiring Fund held by Acquired Fund shareholders that have occurred or will occur in connection with the transaction are taken into account for purposes of this representation. No such Sale that is in connection with the transaction has, to the best knowledge of the management of Acquired Fund, occurred on or prior to the date of the transaction.

         (q) Acquired Fund assets transferred to Acquiring Fund comprise at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Acquired Fund immediately prior to the transaction. For purposes of this representation, amounts used by Acquired Fund to pay its outstanding liabilities, including reorganization expenses, and all redemptions and distributions (except for redemptions in the ordinary course of business upon demand of a shareholder that Acquired Fund is required to make as an open-end investment company pursuant to Section 22(e) of the 1940 Act and regular, normal dividends, which dividends include any final distribution of previously undistributed investment company taxable income and net capital gain for Acquired Fund's final taxable year ending on the date of the

Boards of Trustees
Pioneer Intermediate Tax-Free Fund
Pioneer Tax-Free Income Fund
________________, 1998
Page 8


transaction) made by Acquired Fund immediately preceding the transaction are taken into account as assets of Acquired Fund held immediately prior to the transaction.

         (r) The Acquired Fund Liabilities assumed by Acquiring Fund plus the liabilities, if any, to which the transferred assets are subject were incurred by Acquired Fund in the ordinary course of its business or are expenses of the transaction.

         (s) The fair market value of the Acquired Fund assets transferred to Acquiring Fund equals or exceeds the sum of the Acquired Fund Liabilities assumed by Acquiring Fund and the amount of liabilities, if any, to which the transferred assets are subject.

         (t) Acquired Fund does not pay compensation to any shareholder-employee.

                                     OPINION

         On the basis of and subject to the foregoing and in reliance upon the representations described above, we are of the opinion that:

         (a) The acquisition by Acquiring Fund of all of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of all of the Acquired Fund Liabilities by Acquiring Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of Acquiring Fund Shares to Acquired Fund shareholders in exchange for their Acquired Fund Shares and the termination of Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code. Acquiring Fund and Acquired Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

         (b) No gain or loss will be recognized by Acquired Fund upon (i) the transfer of all of its assets to Acquiring Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of all of the Acquired Fund Liabilities by Acquiring Fund and (ii) the distribution by Acquired Fund of such Acquiring Fund Shares to the shareholders of Acquired Fund (Sections 361(a) and 361(c) of the Code).

         (c) No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of all of the Acquired Fund Liabilities by Acquiring Fund (Section 1032(a) of the Code).

Boards of Trustees
Pioneer Intermediate Tax-Free Fund
Pioneer Tax-Free Income Fund
________________, 1998
Page 9


         (d) The basis of the assets of Acquired Fund acquired by Acquiring Fund will be, in each instance, the same as the basis of those assets in the hands of Acquired Fund immediately prior to the transfer (Section 362(b) of the Code).

         (e) The tax holding period of the assets of Acquired Fund in the hands of Acquiring Fund will, in each instance, include Acquired Fund's tax holding period for those assets (Section 1223(2) of the Code).

         (f) The shareholders of Acquired Fund will not recognize gain or loss upon the exchange of all of their Acquired Fund Shares solely for Acquiring Fund Shares as part of the transaction (Section 354(a)(1) of the Code).

         (g) The basis of the Acquiring Fund Shares received by the Acquired Fund shareholders in the transaction will be the same as the basis of the Acquired Fund Shares surrendered in exchange therefor (Section 358(a)(1) of the Code).

         (h) The tax holding period of the Acquiring Fund Shares received by Acquired Fund shareholders will include, for each shareholder, the tax holding period for the Acquired Fund Shares surrendered in exchange therefor, provided that the Acquired Fund Shares were held as capital assets on the date of the exchange (Section 1223(1) of the Code).

         No opinion is expressed or implied regarding the federal income tax consequences to Acquiring Fund, Acquired Fund or Acquired Fund shareholders of any conditions existing at the time of, effects resulting from, or other aspects of the transaction except as expressly set forth above. This opinion may not be relied upon except with respect to the consequences specifically discussed herein nor may it be relied upon by persons or entities to whom it is not addressed, other than with our prior written consent.

                                            Very truly yours,



                                            Hale and Dorr LLP


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